UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OXBRIDGE RE HOLDINGS LIMITED
(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OXBRIDGE RE HOLDINGS LIMITED

Suite 201, 42 Edward Street

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 12, 2026

Notice is hereby given that the Annual General Meeting of Shareholders (the “Meeting”) of Oxbridge Re Holdings Limited (the “Company”) will be held at the Company’s office, Suite 201, 42 Edward Street, George Town, Cayman Islands on Friday, June 12, 2026, at 12:00 p.m. (local time), for the following purposes:

1.	To consider and vote upon a proposal to elect five directors to serve on the Board of Directors of the Company until the Annual General Meeting of Shareholders of the Company in 2027, and in each instance, until their respective successors have been elected and qualified;

2.	To consider and vote upon a proposal to ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2026;

3.	To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

4.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof.

Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 15, 2026, will be entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Meeting. We urge you to carefully review the proxy materials and to vote FOR the above proposals.

By Order of the Board of Directors,

/s/ Jay Madhu
Chief Executive Officer
April 28, 2026
Grand Cayman, Cayman Islands

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON JUNE 12, 2026:

To access our Proxy Statement and our Annual Report to Shareholders,

please visit www.oxbridgere.com/2026AGM

OXBRIDGE RE HOLDINGS LIMITED

Suite 201

42 Edward Street

P.O. Box 469

Grand Cayman, KY1-9006

Cayman Islands

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 12, 2026

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Oxbridge Re Holdings Limited (the “Company”) of proxies for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s office, Suite 201, 42 Edward Street, George Town, Cayman Islands on Friday June 12, 2026 at 12:00 p.m. (local time), and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The Company’s Annual Report to Shareholders is included with this Proxy Statement for informational purposes and not as a means of soliciting your proxy.

This Proxy Statement and the accompanying proxy card and Notice of Annual General Meeting of Shareholders are expected to be provided to shareholders beginning on or about May 1, 2026.

Matters to be Voted Upon at the Meeting

You are being asked to consider and vote upon the following proposals:

1.	To elect five directors to serve on the Board of Directors of the Company (our “Board”) until the Annual General Meeting of Shareholders of the Company in 2027, and in each instance, until their respective successors have been elected and qualified (“Proposal One”);

2.	To ratify the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2026 (“Proposal Two”); and

3.	To consider and cast a non-binding advisory vote on a resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Proposal Three”).

Voting Procedures

As a shareholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Meeting and upon which you are being asked to vote are discussed above. Each ordinary share of the Company you owned as of the record date, April 15, 2026, entitles you to one vote on each proposal presented at the Meeting, subject to certain provisions of our Third Amended and Restated Memorandum and Articles of Association (our “Articles”), as described below under “Voting Securities and Vote Required.”

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Methods of Voting

You may vote by mail, by telephone, over the Internet or in person at the Meeting.

Voting by Mail. You may vote by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. If you vote by mail, we encourage you to sign and return the proxy card even if you plan to attend the Meeting so that your shares will be voted if you are unable to attend the Meeting.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail a proxy card. Telephone voting is available through 11:59 p.m. (local time) on June 11, 2026, the day prior to the Meeting day.

Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail a proxy card. Internet voting is available through 11:59 p.m. (local time) on June 11, 2026, the day prior to the Meeting day.

Voting in Person at the Meeting. If you attend the Meeting and plan to vote in person, we will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Meeting, you will need to bring to the Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

VOTING SECURITIES AND VOTE REQUIRED

As of April 15, 2026, the record date for the determination of persons entitled to receive notice of, and to vote at, the Meeting (the “Record Date”), 8,101,374 ordinary shares were issued and outstanding. The ordinary shares are our only class of equity securities outstanding and entitled to vote at the Meeting. There is no cumulative voting.

Subject to the provisions of the Articles, each ordinary share is entitled to one vote per share. However, under the Articles, the Board shall reduce the voting power of any holder that holds 9.9% or more of the total issued and outstanding ordinary shares (such person, a “9.9% Shareholder”) to the extent necessary such that the holder ceases to be a 9.9% Shareholder. In connection with this reduction, the voting power of the other shareholders of the Company may be adjusted pursuant to the terms of the Articles. Accordingly, certain holders of ordinary shares may be entitled to more than one vote per share subject to the 9.9% restriction in the event that our Board is required to make an adjustment on the voting power of any 9.9% Shareholder.

Voting Reduction

The applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons. Accordingly, we request that any holder of ordinary shares with reason to believe that it is a 9.9% Shareholder contact us promptly so that we may determine whether the voting power of such holder’s ordinary shares should be reduced. By submitting a proxy, a holder of ordinary shares will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 9.9% Shareholder.

The directors of the Company are empowered to require any shareholder to provide information as to that shareholder’s beneficial ownership of ordinary shares, the names of persons having beneficial ownership of the shareholder’s ordinary shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of ordinary shares attributable to any person. The directors may disregard the votes attached to ordinary shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information.

The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the ordinary shares of any shareholder to ensure that no person shall be a 9.9% Shareholder at any time.

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Quorum; Vote Required

The attendance of two or more persons representing, in person or by proxy, more than 50% in par value of the issued and outstanding ordinary shares as of the Record Date, is necessary to constitute a quorum at the Meeting.

Assuming that a quorum is present, the affirmative vote of the holders of a simple majority of the issued and outstanding ordinary shares voted at the Meeting is required for election of each of the director nominees in Proposal One and for the approval of Proposal Two and Proposal Three.

With regard to any proposal or director nominee, votes may be cast in favor of or against such proposal or director nominee or a shareholder may abstain from voting on such proposal or director nominee. Abstentions will be excluded entirely from the vote and will have no effect except that abstentions and “broker non-votes” will be counted toward determining the presence of a quorum for the transaction of business.

Generally, broker non-votes occur when ordinary shares held by a broker for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote on a particular proposal. Proposal One and Proposal Three are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal Two is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal

Recommendation

Our Board recommends that the shareholders take the following actions at the Meeting:

1.	Proposal One: to vote FOR the election of each of the five director nominees to serve on the Board until the Annual General Meeting of Shareholders of the Company in 2027, and in each instance, until their respective successors have been elected and qualified;

2.	Proposal Two: to vote FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A., as the independent auditors of the Company for the fiscal year ending December 31, 2026; and

3.	Proposal Three: to vote FOR the approval, on an advisory, non-binding basis, the compensation of our named executive officers.

SOLICITATION AND REVOCATION

Proxies must be received by us by 11:59 p.m. (local time) on June 11, 2026, the day prior to the date of the Meeting. A shareholder may revoke his or her proxy at any time up to one hour prior to the commencement of the Meeting.

To revoke a proxy, you must:

●	enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

●	file a written revocation with the Secretary of the Company at our address set forth above;

●	file a duly executed proxy bearing a later date; or

●	appear in person at the Meeting and vote in person.

A shareholder of record may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy. If your ordinary shares are held in street name, you must contact your broker, dealer, commercial bank, trust company or other nominee to revoke your proxy.

The individuals designated as proxies in the proxy card are officers of the Company.

All ordinary shares represented by properly executed proxies that are returned, and not revoked, will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted FOR the election of each director nominee named in Proposal One and FOR Proposal Two and Proposal Three and in accordance with the proxy holder’s best judgment as to any other business that may properly come before the Meeting. If a shareholder appoints a person other than the persons named in the enclosed form of proxy to represent him or her, such person should vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her.

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PROPOSAL ONE

ELECTION OF DIRECTORS OF THE COMPANY

Our Articles currently provide that our Board shall consist of not less than four (4) directors (exclusive of alternate directors). We currently have five directors serving on our Board, and our Board has nominated those five directors - Jay Madhu, Dwight Merren, Arun Gowda, Wrendon Timothy and Lesley Thompson- for re-election as directors to serve until the Annual General Meeting of Shareholders of the Company in 2027.

Our Board has no reason to believe that any of these director nominees will not continue to be a candidate or will not be able to serve as a director of the Company if elected. In the event that any nominee is unable to serve as a director, the proxy holders named in the accompanying proxy have advised that they will vote for the election of such substitute or additional nominee(s) as our Board may propose. Our Board unanimously recommends that you vote FOR the election of each of the nominees.

Director Nominees

Each of the director nominees is currently serving as a director of the Company and is standing for re-election. There is no family relationship among any of the directors and/or executive officers of the company. Unless otherwise directed, the persons named as proxy intend to vote all proxies FOR the election of each of the following director nominees:

Name	Age	Position	Director Since

Jay Madhu(3)(5)	59	Chairman of the Board of Directors, Chief Executive Officer, and President	2013

Dwight Merren(1)(2)(4)	60	Director	2022

Arun Gowda(1)(2)(4)(5)	60	Director	2023

Wrendon Timothy(3)(5)	45	Director	2021

Lesley Thompson(1)(2)(3)(4)	54	Director	2021

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Underwriting Committee.

(4) Member of Nominating and Corporate Governance Committee.

(5) Member of Investment Committee.

The nominees have consented to serve as directors of the Company if elected.

Set forth below is biographical information concerning each nominee for election as a director of the Company, including a discussion of such nominee’s particular experience, qualifications, attributes or skills that led our Nominating and Corporate Governance Committee and our Board to conclude that the nominee should serve as a director of our Company.

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Jay Madhu. Mr. Madhu is a founder of our Company. He has served as our Chief Executive Officer and President, and as a director of our Company, since April 2013, and has served as Chairman of the Board since January 2018. Mr. Madhu also serves as a director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the licensed reinsurance subsidiaries of our Company. Beginning in 2021, Mr. Madhu served as the Chairman of the Board, Chief Executive Officer and President of Oxbridge Acquisition Corp. (“OXAC”) until the consummation of the business combination with Jet.AI Inc. (NASDAQ: JTAI) in August 2023. He has also served as the Chairman of the Board, Chief Executive Officer and President of OAC Sponsor Ltd., formerly the sponsor of OXAC, since 2021. Mr. Madhu also serves as a director of the Company’s 80% owned subsidiaries SurancePlus Holdings Ltd. and SurancePlus Inc., a British Virgin Islands Web3 entity. Mr. Madhu has also been a director of HCI Group, Inc. (NYSE: HCI), a publicly traded holding company owning subsidiaries primarily engaged in the property and casualty insurance business, since May 2007. He also served as the President of Greenleaf Capital, the real estate division of HCI Group, Inc., from June 2011 through June 2013 and as Vice President of Investor Relations for HCI Group, Inc. from February 2008 through June 2013. Mr. Madhu also served as Vice President of Marketing for HCI Group, Inc. from 2008 to 2011. In his various positions at HCI Group, Inc., Mr. Madhu’s responsibilities included marketing, investor relations and management and oversight of HCI Group’s real estate division. He has also been a director of HCI Group’s wholly owned subsidiary, Claddaugh Casualty Insurance Company Ltd (“Claddaugh”), since July 2010. From August 2013 to April 2014, Mr. Madhu has served on the board of directors of BayFirst Financial Corp. (NASDAQ: BAFN) a bank holding company in Seminole, Florida. Mr. Madhu also served on the board of directors of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a publicly held real estate investment trust, from 2012 to June 2014. As an owner and manager of commercial properties, Mr. Madhu has been President of 5th Avenue Group LC, a real estate management company, from 2002 to 2020 and was President of Forrest Terrace LC, a real estate management company, from 1999 until 2010. In addition, Mr. Madhu is an investor in banking and health maintenance organizations. He was also President of The Mortgage Corporation Network (correspondent lenders) from 1996 to 2011. Prior to that, Mr. Madhu was Vice President, mortgage division, at First Trust Mortgage & Finance, from 1994 to 1996; Vice President, residential first mortgage division, at Continental Management Associates Limited, Inc., from 1993 to 1994; and President, S&S Development, Inc. from 1991 to 1993. He attended Northwest Missouri State University, where he studied marketing and management.

Mr. Madhu is an approved director with Cayman Islands Monetary Authority, Bermuda Monetary Authority, Florida Office of Insurance Regulation, Arkansas Insurance Department, California Department of Insurance, Maryland Insurance Administration, New Jersey Department of Banking and Finance, North Carolina Department of Insurance, Ohio Department of Insurance, Pennsylvania Insurance Department and South Carolina Department of Insurance. Mr. Madhu attended Northwest Missouri State University where he studied marketing and management. Mr. Madhu brings considerable business and capital markets experience to our Board of Directors.

Mr. Madhu brings considerable business, capital markets and marketing experience to our Board.

Dwight Merren. Mr. Merren has been a director of our Company since November 2022. He currently serves as an AVP, Private Banking at Butterfield Bank (Cayman) Limited (“Butterfield Cayman”) since December 2021, servicing mainly high net-worth private clientele Butterfield Cayman is part of the Butterfield Group (NYSE: NTB). Prior to this, from November 2014, Mr. Merren served as a Relationship Manager in Butterfield’s Corporate Banking Department where he was responsible for the management of a portfolio of corporates across various business sectors, including captive insurers, insurance companies, reinsurance companies, special-purpose vehicles, liquidation accounts, large multinational companies and hedge funds. Mr. Merren previously served as Relationship Manager of HSBC Bank (Cayman) Limited from October 2011 to October 2014, and as Deputy Head - Insurance Division at CIMA, from March 2009 to September 2011. From July 1992 to February 2009, Mr. Merren held senior roles of Administrator at Midland Bank (now HSBC), Assistant Vice President at Willis Management (Cayman) Limited, and Vice President at Global Captive Management Ltd. where he led and managed large portfolio of captive insurance companies. Mr. Merren served as an independent director at Cayman Islands National Insurance Company (“CINICO”), and as the Chairman of the Risk and Compliance Committee, and Chair of the Finance Committee from November 2017 to February 2022. Mr. Merren holds an Bachelor of Science degree in International Finance from The International College of the Cayman Islands.

Mr. Merren brings invaluable experience in insurance, banking, risk management, compliance and governance to our Board.

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Arun Gowda. Mr. Gowda has been a director of our Company since January 2023. He serves as the Managing Partner of Broadpeak Ventures since January 2018. In his role, Mr. Gowda oversees and manages investment and business development with early-stage venture companies in asset management, insurance and alternative investment strategies. Mr. Gowda served as the Managing Director, UBS O’Connor at New York, an alternative investment arm UBS Group AG (NYSE: UBS) from September 2016 to December 2017, where he was responsible for raising funds for private credit and hedge funds. From February 2012 to December 2015, Mr. Gowda served as Managing Director at Guggenheim Investments, New York, where he was responsible for development of the alternative investment platform for institutional investors including pension funds, insurance companies and private banks. From August 1993 to December 2011, Mr. Gowda held senior roles of Vice President at Morgan Stanley, New York (NYSE: MS), Executive Director at UBS Investment Bank, London (NYSE: UBS) and Partner at Eventi Capital Partners, Toronto, where he managed investments in private companies in technology, medical device, and alternatives. Mr. Gowda served as a director on Ide8 Re, a Bermuda captive reinsurer for insurtech Bamboo Insurance from April 2021 through to its acquisition in January 2024. Mr. Gowda also serves as an advisor to the management of Aquarian Holdings and Osprey Funds from January 2019 and May 2021, respectively. Mr. Gowda currently serves as a director of Generational Re (ISAC) Limited Bermuda, a Bermuda-based life and annuity insurer. Mr. Gowda holds an MBA in Finance from The Wharton School, University of Pennsylvania, and a Bachelor’s Degree with Distinction in Electrical Engineering, Computer Science and Math from Vanderbilt University.

Mr. Gowda brings invaluable experience in investments, hedge funds, insurance and reinsurance products, and experience in fund raise and scaling businesses to our Board.

Wrendon Timothy. Mr. Timothy has been a director of our Company since November 2021. Mr. Timothy has served as the Chief Financial Officer and Corporate Secretary of our Company since August 2013. In his role, he has provided financial and accounting consulting services with a focus on technical and SEC reporting, compliance, internal auditing, corporate governance, mergers & acquisitions analysis, risk management, and CFO and controller services. Mr. Timothy also serves as an executive and director of Oxbridge Reinsurance Limited and Oxbridge Re NS, the licensed reinsurance subsidiaries of Oxbridge Re. Mr. Timothy served as the Chief Financial Officer, Treasurer, Secretary and director of Oxbridge Acquisition Corp. from April 2021 until the business combination with Jet.AI Inc. in August 2023, and its sponsor, OAC Sponsor Ltd. from April 2021 to present. Mr. Timothy also serves as a director of 80% owned subsidiaries SurancePlus Holdings Ltd., and SurancePlus Inc., a British Virgin Islands Web3 entity.

Mr. Timothy started his financial career at PricewaterhouseCoopers (Trinidad) in 2004 as an Associate in their assurance division, performing external and internal audit work, and tax-related services. Throughout his career progression and transitions through KPMG Trinidad and PricewaterhouseCoopers (Cayman Islands), Mr. Timothy has successfully delivered services across both the public and private sectors. Mr. Timothy management roles allowed him to be heavily involved in the planning, budgeting, and leadership of engagement teams, serving as a liaison for senior client management, and advising on technical accounting matters. Mr. Timothy is a Fellow of the Association of Chartered Certified Accountants (ACCA), a Chartered Corporate Secretary and also holds a Postgraduate Diploma in Business Administration and a Master of Business Administration, with Distinction (with a Specialism in Finance (with Distinction)), from Heriot Watt University in Edinburg, Scotland. Mr. Timothy holds directorship and leadership roles with a number of privately-held companies, and also serves on various not-for-profit organizations, including his governance role as Chairman of Audit & Risk Committee of The Utility Regulation & Competition Office of the Cayman Islands from May 2021 to December 2022, and June 2023 to present. Mr. Timothy also serves as lead independent director and member of the Audit, Compensation, and Nominating and Corporate Governance Committees of Jet.AI Inc. (NASDAQ: JTAI). Mr. Timothy is an active Fellow Member of the ACCA, an active member of the Cayman Islands Institute of Professional Accountants (CIIPA), and an active Fellow Member of the Chartered Governance Institute and holds the Accredited Director (Acc. Dir.) designation through the Chartered Governance Institute of Canada.

Mr. Timothy brings considerable finance, accounting, corporate governance and risk management experience to our Board.

Lesley Thompson. Ms. Thompson has served as the Managing Director of Willis Towers Watson Management (Cayman) Ltd. (“WTW Cayman”) since March 2020 and as Secretary since April 2020. WTW Cayman is part of the Willis Towers Watson group (NASDAQ: WTW). Ms. Thompson is responsible for the strategy and leadership of WTW Cayman providing insurance management and brokerage services to its clients. Ms. Thompson also provides independent director services to insurance and structured finance companies. Ms. Thompson currently serves as a director to ICP Investment Holdings Limited since November 2016 and ICP Reinsurance Limited since January 2017. Ms. Thompson previously served as Vice President of Maples Fiduciary Services (Cayman) Limited from February 2016 to March 2020 where she headed the insurance management services and provided independent director services to insurance and structured finance companies. From January 2000 to January 2016, Ms. Thompson held senior roles of Assistant Vice President, Assistant Manager & Group Vice President at Aon Insurance Managers (Bermuda) Ltd., HSBC Financial Services (Cayman) Ltd., Atlas Insurance Management (Cayman) Ltd. and Advantage International Management (Cayman) Ltd. where she led and managed large portfolios of property & casualty and life & annuity companies, including special purpose vehicles, segregated portfolio companies and group captives. Ms. Thompson has served as a member of the executive committee of The Insurance Managers Association of Cayman since August 2020 and is the past Chairperson. Ms. Thompson is a Chartered Management Accountant (ACMA & CGMA), a Fellow of Captive Insurance (FCI) and holds the Accredited Director (Acc. Dir.) designation through the Chartered Governance Institute of Canada.

Ms. Thompson brings invaluable experience in insurance, accounting and corporate governance to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

ITEM 1 ON YOUR PROXY CARD.

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PROPOSAL TWO

RATIFICATION OF THE COMPANY’S AUDITORS

Upon recommendation of the Audit Committee of the Company, our Board proposes that the shareholders ratify the appointment of Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) to serve as the independent auditors of the Company for the fiscal year ending December 31, 2026. Hacker Johnson served as the independent auditors of the Company since 2013.

Although ratification is not required by law, our Board believes that shareholders should be given the opportunity to express their views on the subject. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

We do not expect that a representative of Hacker Johnson will attend the Meeting. If a representative does attend and desires to make a statement, the representative will have an opportunity to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HACKER

JOHNSON AS THE COMPANY’S AUDITOR.

ITEM 2 ON YOUR PROXY CARD.

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PROPOSAL THREE

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We view executive compensation as an important matter both to us and to our shareholders. As required by Section 14A of the Exchange Act, we are asking shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers as disclosed in the section of this proxy statement entitled “Executive Compensation and Related Information” that follows. This advisory vote on the compensation of our named executive officers allows our shareholders to express their views on our executive compensation programs.

At our annual meeting held for the 2022 fiscal year, shareholders had the opportunity to vote, on an advisory, non-binding basis, on the frequency of our “say-on-pay” votes. Shareholders supported a resolution that we hold a “say-on-pay” vote every three years in accordance with the Board’s recommendation, which coincides with this meeting for the 2025 fiscal year, with the next “say-on-pay” vote to occur at the annual meeting to be held for the 2028 fiscal year.

The Board of Directors would like the support of the company’s shareholders for the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons discussed above, the Board of Directors recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion contained in this proxy statement.”

This advisory vote on the compensation of our named executive officers is not binding on the company, the Board of Directors or the compensation committee of the Board of Directors. However, the Board of Directors and the compensation committee of the Board of Directors will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ITEM 3 ON YOUR PROXY CARD.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Board Leadership Structure and Risk Oversight

Our Company’s Board does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated because the Board believes it is in the best interest of our Company to make this determination based upon the position and direction of the Company and the constitution of the Board. The Board regularly evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated.

Jay Madhu has served as Chairman of the Board effective January 1, 2018. Our independent directors have determined that the most effective leadership structure for our Company at the present time is for our Chief Executive Officer to also serve as our Chairman of the Board. Our independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board, our Chief Executive Officer is the director best qualified to act as Chairman of the Board. Our Board retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.

We have three independent directors and two non-independent directors. We believe that the number of independent, experienced directors on our Board provides the necessary and appropriate oversight for our Company.

Management is primarily responsible for assessing and managing the Company’s exposure to risk. While risk assessment is management’s duty, the Audit Committee is responsible for discussing certain guidelines and policies with management that govern the process by which risk assessment and control is handled. The Audit Committee also reviews steps that management has taken to monitor the Company’s risk exposure. In addition, the Underwriting Committee approves and reviews our underwriting policies and guidelines, oversees our underwriting process and procedures, monitors our underwriting performance and oversees our underwriting risk management exposure. Management focuses on the risks facing the Company, while the Audit Committee and the Underwriting Committee focus on the Company’s general risk management strategies and oversee risks undertaken by the Company. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Committees and Meetings

Our Board has five committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Underwriting Committee and an Investment Committee. Each committee, except for the Investment Committee, has a written charter. The table below provides current membership information for each of the committees.

Nominating and
	Audit	Compensation	Corporate Governance	Underwriting	Investment
	Committee	Committee	Committee	Committee	Committee

Jay Madhu				X	X

Arun Gowda	X	X	X		X*

Wrendon Timothy				X	X

Lesley Thompson	X	X	X*	X*

Dwight Merren	X	X*	X		X

# of meetings held in 2025	4	3	1	4	1

* Committee Chairperson

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Our Board held seven (7) meetings in 2025. Each of our directors above attended at least 80% of the meetings of the Board in 2025.

It is our policy that directors are expected to attend the Annual General Meeting of Shareholders in the absence of a scheduling conflict or other valid reason. All of our directors serving at the time of our 2025 Annual General Meeting of Shareholders attended such meeting.

The Board has determined that (1) Jay Madhu and Wrendon Timothy do not qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”) and (2) Arun Gowda, Dwight Merren and Lesley Thompson qualify as independent directors under the applicable rules of The Nasdaq Stock Market and the SEC.

The Board has also determined that all of the current members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market and SEC and that the current members of the Compensation Committee each qualify as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Below is a description of each committee of our Board.

Audit Committee

Our Audit Committee consists of three members - Arun Gowda, Dwight Merren and Lesley Thompson. Each of these individuals meets all independence requirements for Audit Committee members set forth in applicable SEC rules and regulations and the applicable rules of The Nasdaq Stock Market. Arun Gowda serves as Chairman of our Audit Committee and both Arun Gowda and Lesley Thompson qualify as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The Audit Committee has general responsibility for the oversight of our accounting, reporting and financial control practices. The Audit Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Compensation Committee

Our Compensation Committee currently consists of three members - Dwight Merren, Lesley Thompson and Arun Gowda. Dwight Merren serves as Chairman of our Compensation Committee. Each of these individuals meets all independence requirements for Compensation Committee member under the applicable rules of The Nasdaq Stock Market and as “non-employee directors” under Section 16b-3 of the Exchange Act.

The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our Chief Executive Officer and to make recommendations to our Board relating to the compensation of our other executive officers. Our Compensation Committee, among other things, assists our Board in ensuring that a proper system of compensation is in place to provide performance-oriented incentives to management. Our Compensation Committee has the authority to delegate its responsibilities to a subcommittee or to officers of the Company to the extent permitted by applicable law and the compensation plans of the Company if it determines that such delegation would be in the best interest of the Company. Our Compensation Committee from time to time may engage a compensation consultant and engaged Zayla Partners, LLC (a Gallagher company) as its compensation consultant with respect to executive and director compensation.

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The Compensation Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of three members - Arun Gowda, Lesley Thompson and Dwight Merren. Lesley Thompson serves as the Chair of our Nominating and Corporate Governance Committee. All of the members of our Nominating and Corporate Governance Committee qualify as independent directors under the applicable rules of The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee makes recommendations to our Board as to nominations for our Board and committee members, as well as with respect to structural, governance and procedural matters. The Nominating and Corporate Governance Committee also reviews the performance of our Board and the Company’s succession planning. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

The Nominating and Corporate Governance Committee is responsible for reviewing the criteria for the selection of new directors to serve on the Board and reviewing and making recommendations regarding the composition and size of the Board. When our Board decides to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Corporate Governance Committee will consider recommendations from other directors, management and others, including shareholders. In general, the Nominating and Corporate Governance Committee looks for directors possessing superior business judgment and integrity who have distinguished themselves in their chosen fields and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities. In selecting director candidates, the Nominating and Corporate Governance Committee also considers the interplay of the candidate’s experience with the experience of the other Board members, as well as diversity of director candidates.

While we do not have an official policy, the Nominating and Corporate Governance Committee will consider, for director nominees, persons recommended by shareholders, who may submit recommendations to the Nominating and Corporate Governance Committee in care of the Company’s Secretary, at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands. To be considered by the Nominating and Corporate Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for director who are recommended by shareholders to the Nominating and Corporate Governance Committee will be evaluated in the same manner as any other nominee for director.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies, as we have never received a recommendation from any shareholder for any candidate to serve on our Board. While there have been no nominations of additional directors proposed, in the event such a proposal is made, our current board will participate in the consideration of director nominees.

Underwriting Committee

The Underwriting Committee consists of three members - Lesley Thompson, Jay Madhu and Wrendon Timothy. Lesley Thompson serves as Chairman of our Underwriting Committee. The Underwriting Committee’s responsibilities include approving and reviewing our underwriting policies and guidelines, overseeing our underwriting process and procedures, monitoring our underwriting performance and overseeing our underwriting risk management exposure. The Underwriting Committee is governed by a written charter approved by our Board, which outlines its primary duties and responsibilities, and which can be found on our website at www.oxbridgere.com.

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Investment Committee

The Investment Committee consists of three members - Arun Gowda, Wrendon Timothy and Jay Madhu. Arun Gowda serves as Chairman of the Investment Committee. The Investment Committee’s responsibilities include approving and reviewing any changes to our investment guidelines, and monitoring investment performance and market, credit and interest rate exposure as a result of opportunistic investment decisions undertaken by management. The Investment Committee is governed by investment guidelines that have been approved by our Board. There is no written charter for the Investment Committee.

Code of Ethics

Our Board has adopted a written Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We have posted a current copy of the code on our website, www.oxbridgere.com, in the “Corporate Information - Governance Documents” section of the website. We intend to disclose any change to or waiver from our Code of Business Conduct and Ethics by posting such change or waiver to our internet web site within the same section as described above.

Insider Trading & Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees, as well as their family members and entities under their control. This policy is reasonably designed to promote compliance with insider trading laws, related SEC rules and regulations and the Nasdaq listing rules. The policy prohibits such persons and entities from engaging in hedging transactions involving our equity securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. A copy of the insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Clawback Policy

In accordance with SEC and Nasdaq requirements, our Board has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. A copy of the clawback policy is filed as an Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

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DIRECTOR COMPENSATION

All directors, other than Mr. Madhu and Mr. Timothy, are entitled to receive compensation from us for their services as directors. Under the Articles, our directors may receive compensation for their services as may be determined by our Board. As further discussed in the “Executive Compensation” section below, the Committee recently retained the services of an outside, independent compensation consultant to advise on compensation practices for the Company. The Committee is leveraging the independent consultant’s insights going forward on both executive and board of director compensation.

During 2025, we paid our non-employee directors an annual retainer of $15,000 and an award of restricted ordinary shares valued at $25,000 that vest one-half on the 180th day after the grant date and one-half on the first anniversary of the grant date, provided that the director is in continuous service to the Company through the applicable vesting date.

The following table sets forth information with respect to compensation earned by each of our directors (other than employee directors) during the year ended December 31, 2025.

Name	Fees Earned or Paid In Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Arun Gowda	$15,000	$25,000	$-	-	-	-	$40,000
Lesley Thompson	$15,000	$25,000	$-	-	-	-	$40,000
Dwight Merren	$15,000	$25,000	$-	-	-	-	$40,000

(1)	All stock awards were granted under our 2021 Omnibus Incentive Plan. The value reported above in the “Stock Awards” column is the aggregate grant date fair value for the NEO’s option awards granted in 2025, determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation”. On January 2, 2025, each of our non-employee directors were granted 6,054 restricted ordinary shares that vest one-half on the 180th day after the grant date and one-half on the first anniversary of the grant date, provided that the director is in continuous service to the Company through the applicable vesting date.

The aggregate number of stock awards outstanding for each non-employee director as of December 31, 2025 was as follows:

	Number	Number of
Name	of Options	Shares
Arun Gowda	-	40,432
Lesley Thompson	-	56,412
Dwight Merren	-	40,412

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SHAREHOLDER COMMUNICATION

Our Board has adopted a policy for handling shareholder communications to directors. Shareholders may send written communications to our Board or any one or more of the individual directors by mail, c/o Secretary, Oxbridge Re Holdings Limited, Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands. The Secretary is directed to forward each appropriate communication to the director or directors for whom it is intended. There is no screening process, other than to confirm that the sender is a shareholder and to filter inappropriate materials and unsolicited materials of a marketing or publication nature. All shareholder communications that are received by the Secretary of the Company for the attention of a director or directors are forwarded to such director or directors.

EXECUTIVE OFFICERS

The below table lists our executive officers. Additional information about each executive officer can be found under “Director Nominees” above. There is no family relationship among any of the directors and/or executive officers of the company.

Name	Age	Position	Position Since

Jay Madhu*	59	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	2013

Wrendon Timothy*	45	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	2013

* See biography above under “Director Nominees”

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EXECUTIVE COMPENSATION

Executive Summary

This narrative discussion of our named executive compensation program is intended to assist your understanding of, and to be read in conjunction with, the Summary Compensation Table and related disclosures set forth below.

For the 2025 fiscal year, our named executive officers were as follows:

●	Jay Madhu, our Chief Executive Officer, President and Chairman of the Board
●	Wrendon Timothy, our Chief Financial Officer, Director and Secretary

Overview and Objectives of Our Executive Compensation Program

Through our executive compensation program, we seek to align our executive officers’ interests and motivations with those of our stockholders by rewarding both short-term and long-term objectives. We believe that the overall compensation of our executive officers should provide a competitive level of total compensation that enables us to attract, retain and incentivize highly qualified executive officers with the background and experience necessary to lead the company and achieve its business goals.

The Compensation Committee continued to engage an outside, independent compensation consultant to assist in the development of the Company’s compensation programs for both the executives and independent members of the Board of Directors. As the Company continues to grow and evolve the Compensation Committee and Board intends to continue to review and modify our compensation policies to ensure that we attract, motivate and retain highly skilled executives and employees to execute on our strategic objectives.

Benchmarking, Consultants and Compensation Peer Group

As noted above, the Compensation Committee engaged an independent third-party compensation consultant, Zayla Partners, LLC (“Zayla”)(a Gallagher company), to assist the Compensation Committee in addressing matters of compensation and benefits, and to identify peer group companies based on critical industry and size criteria. The Company recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. While the Committee has requested the data and guidance provided by Zayla, the Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

The Committee has engaged Zayla to provide benchmarking for the Company’s NEOs based on the use of data from the peer group of companies shown below. The overall compensation programs for the Company’s NEOs are designed to reward achievement of performance and to attract, retain, and motivate them in an increasingly competitive talent market. The Compensation Committee examined compensation data for the peer group of companies shown below to stay current with market pay practices and trends and to understand the competitiveness of our overall executive compensation programs and their various elements. The Committee used this benchmarking data for informational purposes. It does not formulaically target a specific percentile or make significant compensation decisions based on market data or peer group benchmarking data alone, which avoids a “ratcheting up” impact. The Committee uses performance as a primary driver of compensation levels. The peer group companies consists of:

Atlantic American Corporation (AAME)

Reliance Global Group, Inc. (RELI)

ICC Holdings, Inc. (ICC)

Oportun Financial Corporation (OPRT)

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Conifer Holdings, Inc. (CNFR)

Acacia Research Corporation (ACTG)

Security National Financial Corporation (SNFC.A)

Citizens, Inc. (CIA)

Flexshopper Inc. (FPAY)

Regional Management Corp. (RM)

eHealth, Inc. (eHealth, Inc.)

Paysign Inc. (PAYS)

MBIA Inc. (MBI)

Waterstone Financial, Inc. (WSBF)

From time to time, the Compensation Committee may supplement its business judgment pertaining to its consideration of the Company’s compensation matters, including salary amounts, short-term and long-term incentive plan minimum and incremental payout thresholds and targets, with a variety of market information obtained from a number of different sources including, among other things, the Compensation Committee’s general knowledge regarding compensation matters, information from one or more independent compensation consultants, peer company data, benchmarking related to that data, information obtained from independent search firms, historical and current Company compensation data, and historical, current and projected industry and Company financial operational performance data and trends.

Compensation Elements

We seek to align our executive officers’ interests and motivations with those of our shareholders. Typically, this is done using the following key compensation elements: base salary, short-term incentives and long-term incentives, as more fully described below. Among those three elements, from year to year, when considering its goal of promoting the overall financial performance of the Company on an annual and long-term basis, the use by the Committee of any or the extent of use of the short-term and long-term incentives described below may vary, but when used in the compensation packages for NEOs retain the pay-for-performance characteristics described below.

Base Salary

The employment agreements with our named executive officers (as described below in “Employment Agreements”) entitle our executive officers to receive a base salary, that may be increased from time to time. The base salaries of our named executive officers in fiscal year 2025 were:

Name of Executive	Position	Base Salary ($)
Jay Madhu	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	$331,872
Wrendon Timothy	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	$225,672

Annual Incentive Compensation

Under the Company’s Annual Bonus Program, developed in conjunction with Zayla, our named executive officers are eligible to receive annually a target cash bonus (100% of base salary) which is based on the financial performance of the Company (with a 75% weighting) as well as individual performance of each executive officer (with a 25% weighting).

FY2024 Annual Bonus Program

In determining whether our executives were eligible for a bonus during fiscal year 2025, our Compensation Committee considered each officer’s performance in achieving the company’s strategic objectives during fiscal 2024, the total shareholder return (“TSR”) and share price milestone set at beginning of 2024, the subsequent performance of the Company share price and market cap creation for fiscal 2024, and the maintenance of such through to sixty (60) days following the end of fiscal 2024, in accordance with the FY2024 Annual Bonus Program.

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Our Annual Bonus Program and the calculations of achievement of financial performance targets are reviewed by Zayla. For fiscal year 2024, Zayla conducted a market analysis of the Company’s peer companies which includes some small market cap insurance and financial services companies to develop a range of reasonableness. Zayla provided an analysis of each peer’s respective size, performance (total shareholder return) and bonus payouts to executive officers.

Zayla concluded that the Company’s return to shareholders of 312% during fiscal 2024, was above market and at the 100th percentile (the highest in the expanded peer group); the relative market value creation $19m was above market and at the 69th percentile; the relative size v peers were reasonable; the FY2024 bonus program built upon TSR goals that were significantly higher than typical TSR goals; the proposed payouts of $500k equate to 95% of target while actual performance according to the FY2024 Annual Bonus Plan would allow for payouts equal to 150% of target (i.e., $787k), and as such, an aggregate bonus payout of $500,000 to the CEO and CFO, representing 95% of each executive’s base salary, was below market, directly aligned with market practices and wholly reasonable. On that basis, following the end of the 2024/2025 reinsurance treaty period, the Compensation Committee awarded bonuses of $297,619 and $202,381 to the CEO and CFO, respectively.

FY2025 Annual Bonus Program

The Compensation Committee intends to consider awarding discretionary performance bonus awards to our named executive officers later in fiscal year 2026, at the end of 2025/26 treaty period.

Equity Compensation

To align compensation with long-term performance, our equity compensation plan allows for the grant of share options, restricted share units and restricted share awards to our named executive officers and other employees. Each named executive officer is eligible to be considered for an annual equity award.

In January 2025 and 2026, pursuant to our named executive officer employment agreements, the Committee granted 40,000 and 25,000 restricted shares awards to Mr. Madhu and Mr. Timothy, respectively.

Employment Agreements

Each of our named executive officers is party to employment agreements that entitle them to certain elements of compensation and govern the terms of their employment with the Company, as described in more detail below. Pursuant to their employment agreements, the named executive officers are eligible to participate in the employee benefits programs we provide to all of our employees, including medical, dental, vision, life, and disability insurance, to the same extent made available to other employees, subject to applicable law. There are no additional benefits or perquisites applicable exclusively to any of the named executive officers.

Pursuant to the employment agreements, the named executive officers are subject to perpetual confidentiality restrictions and non-disparagement provisions, and non-solicitation restrictions with respect to the Company’s employees and customers and non-competition restrictions, in each case, for the duration of their employment and specified time thereafter.

The Company entered into amended and restated employment agreements with both Messrs. Madhu and Timothy on August 28, 2025.

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Jay Madhu

On August 28, 2025, the Company entered into an Amended and Restated Employment Agreement with Mr. Madhu, with a term through December 31, 2028, and automatic renewals for additional successive 1-year terms unless notice of non-renewal is provided by the Company or Mr. Madhu at least ninety days prior to the renewal date. Under the terms of Mr. Madhu’s employment agreement, Mr. Madhu is paid a base salary of $390,000 per annum effective January 1, 2026, and is entitled to a base salary automatic increase if the Company completes a financing (or series of financing) or strategic transactions that equals or exceeds $100 million. Mr. Madhu agreement also provides an opportunity to be granted an annual incentive bonus at the discretion of the Board and participate in the Company’s equity incentive plan on the same terms as other senior executives. As such, the Company will annually grant to the executive 40,000 restricted shares under the 2025 Omnibus Plan, which will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date.

Mr. Madhu is eligible to participate in all of the Company’s pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the Company’s other employee officers participate; entitled to a lump sum M&A transaction bonus of six hundred and thirty basis points of the transaction value of certain mergers, stock sales, asset sales, or similar transactions by the Company or its subsidiaries; entitled to a lump sum payment equal to his base salary otherwise payable under the agreement for a three year severance period if terminated “without cause” or if he terminates his own employment for a “good reason event”, as those terms are defined in the agreement, in addition to any target bonus, restricted share award and M&A transaction bonus that would have been payable under the agreement during the applicable periods following the termination date; and subject to certain non-competition covenants and confidentiality provisions that the executive will abide by.

Wrendon Timothy

On August 28, 2025, the Company entered into an Amended and Restated Employment Agreement with Mr. Timothy, with a term through December 31, 2028, and automatic renewals for additional successive 1-year terms unless notice of non-renewal is provided by the Company or Mr. Timothy at least ninety days prior to the renewal date. Under the terms of Mr. Timothy’s employment agreement, Mr. Timothy is paid a base salary of $245,000 per annum effective January 1, 2026, and is entitled to a base salary automatic increase if the Company completes a financing (or series of financing) or strategic transactions that equals or exceeds $100 million. Mr. Timothy’s agreement also provides an opportunity to be granted an annual incentive bonus at the discretion of the Board and participate in the Company’s equity incentive plan on the same terms as other senior executives. As such, the Company will annually grant to the executive 25,000 restricted shares under the 2025 Omnibus Plan, which will vest ratably on the first day of each calendar quarter over the 4 calendar quarters immediately following the grant date.

Mr. Timothy is eligible to participate in all of the Company’s pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as the Company’s other employee officers participate; entitled to a lump sum M&A transaction bonus two hundred and seventy basis points of the transaction value of certain mergers, stock sales, asset sales, or similar transactions by the Company or its subsidiaries; entitled to a lump sum payment equal to his base salary otherwise payable under the agreement for a three year severance period if terminated “without cause” or if he terminates his own employment for a “good reason event”, as those terms are defined in the agreement, in addition to any target bonus, restricted share award and M&A transaction bonus that would have been payable under the agreement during the applicable periods following the termination date; and subject to certain non-competition covenants and confidentiality provisions that the executive will abide by.

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SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our Named Executive Officers, or “NEOs”, in 2025 and 2024.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation()	Total
Jay Madhu	2025	$331,872	-	$165,200	-	-	-	$5,305	$502,377
President and Chief Executive Officer	2024	$312,500	$297,619	$42,000	-	-	-	$5,305	$657,424

Wrendon Timothy	2025	$225,672	-	$103,250	-	-	-	$5,305	$334,227
Chief Financial Officer and Corporate Secretary	2024	$212,500	$202,381	26,250	-	-	-	$5,305	$446,436

(1)	Amounts represent annual incentive compensation made under the Company’s FY2024 Annual Bonus Program as described in “Compensation Elements” section above. These payments were made during 2025 at the end of the Company’s 2024/25 underwriting treaty year and relates to performance for fiscal 2024. The Pay Versus Performance disclosures below for fiscal 2024 have been adjusted accordingly.

(2)	All stocks awards were granted under our 2021 Omnibus Incentive Plan. The value reported above in the “Stock Awards” column is the aggregate grant date fair value for the NEO’s restricted share awards granted in 2025, determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation”.

(3)	In both 2025 and 2024, Mr. Madhu received $5,305 in company contributions to our defined contribution pension plan. In both 2025 and 2024, Mr. Timothy received $5,305 in company contributions to our defined contribution pension plan.

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GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2025

Our Compensation Committee, or our Board of Directors acting as our Compensation Committee may grant share options or restricted share awards under our 2021 Omnibus Incentive Plan, as modified from time to time.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All other Stock Awards: Number of Shares of Stock or Units (#)		All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Jay Madhu	01/02/2025	01/30/2025	-	-	40,000	(1)	-	$-	165,200	(2)

Wrendon Timothy	01/02/2025	01/30/2025	-	-	25,000	(1)	-	$-	103,250	(2)

(1)	The amount represents a grant of restricted shares made pursuant to our 2021 Omnibus Incentive Plan and in accordance with existing employment agreements. The shares were subject to forfeiture upon termination of employment and restriction of transfer, and vested ratably on the grant date and first day of each calendar quarter over the 3 calendar quarters immediately following the grant date, contingent on Mr. Madhu’s and Mr. Timothy’s continuous employment with the Company until the applicable vesting date. The shares were granted conditioned on service to the Company and carry all the rights of a shareholder, including the right to receive dividends at the same rate applicable to all ordinary shareholders.

(2)	The amounts reflect the aggregate grant date fair value for each NEO’s restricted share awards granted in 2025, determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2025

The following table sets forth information regarding outstanding stock options and restricted stock awards held by our NEOs at December 31, 2025, including the number of shares underlying both exercisable and unexercisable portions of each option as well as the exercise price and expiration date of each outstanding option:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jay Madhu	25,000	(1)	-		-	$6.00	1/16/2026	-	-	-	-
	25,000		-		-	$6.06	1/20/2027	-	-	-	-
	175,000		-		-	$6.00	3/2/2031	-	-	-	-
	1,370,250	(3)	1,370,250	(3)	-	$15.00	3/25/2034	-	-	-	-

Wrendon Timothy	10,000	(2)	-		-	$6.00	1/16/2026	-	-	-	-
	10,000		-		-	$6.06	1/20/2027	-	-	-	-
	75,000		-		-	$6.00	3/2/2031	-	-	-	-
	587,250	(4)	587,250	(4)	-	$15.00	3/25/2034	-	-	-	-

(1)	Mr. Madhu was awarded 25,000 stock options on January 16, 2016, 25,000 stock options on January 20, 2017 and 175,000 stock options on March 2, 2021, all of which have fully vested. On January 23, 2025, 120,000 stock options were forfeited upon expiration.

(2)

Mr. Timothy was awarded 10,000 stock options on January 16, 2016, 10,000 stock options on January 20, 2017 and 75,000 stock options on March 2, 2021, all of which have fully vested. On January 23, 2025, 60,000 stock options were forfeited upon expiration.

On January 2, 2025, SurancePlus Holdings Ltd. (“SP Holdings”) effected a stock split of its ordinary shares at a ratio of 7.5-for-1. Historical restricted stock and option grant numbers in the table above have been adjusted to give effect to this stock split.

(3)	Mr. Madhu was awarded 2,470,500 stock options in the Company’s subsidiary, SP Holdings, on March 25, 2024. The options vest quarterly in increments of 171,281.25. The remaining 1,370,250 options will vest over the next 8 quarters, provided that Mr. Madhu remains employed by the Company. These options are exercisable at any time until March 24, 2034 at an exercise price per share equivalent to a Company valuation of $15,000,000.

(4)	Mr. Timothy was awarded 1,174,500 stock options in the Company’s subsidiary, SP Holdings, on March 25, 2024. The options vest quarterly in increments of 73,406.25. The remaining 587,250 options will vest over the next 8 quarters, provided that Mr. Timothy remains employed by the Company. These options are exercisable at any time until March 24, 2034 at an exercise price per share equivalent to a Company valuation of $15,000,000.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL 2025

The following table sets forth information regarding stock vested by our NEOs during the year ended December 31, 2025. There were no options exercised by our named executive officers in 2025.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired On Vesting (#)		Value Realized on Vesting ($)

Jay Madhu	122,179	627,998	(1)	40,000		$96,600	(2)
	-	-		939,750	(3)	$71,045

Wrendon Timothy	54,980	282,599	(1)	25,000		$60,375	(2)
	-	-		402,750	(3)	$30,448

(1) Based upon the Company’s closing share price on the dates upon which the options were exercised on a cashless basis.

(2) Based upon the Company’s closing share price on the dates upon which the shares vested.

(3) The amount represents a grant of restricted shares (split adjusted) made pursuant to the 2024 Omnibus Incentive Plan of the Company’s subsidiary, SP Holdings. The shares vested on the one-year anniversary of the grant date, and carry all the rights of a shareholder, including the right to receive dividends at the same rate applicable to all ordinary shareholders. As the stock of SP Holdings is not publicly traded, the value realized on vesting was determined based on the book value per share at time of vesting, discounted for the lack of marketability of the shares, in accordance with US GAAP.

POLICIES AND PRACTICES FOR GRANTING CERTAIN EQUITY AWARDS - 2025 Awards

The Company does not have a formal written policy in place with regard to the timing of awards of options or other similar awards in relation to material nonpublic information.

The compensation committee’s general practice is to complete its annual executive compensation review and to determine compensation for our executive officers in connection with the Company’s completion of its audited year-end financial statements. Accordingly, annual equity awards are typically determined at the first compensation committee meeting of the fiscal year. On limited occasions, the Company may grant equity awards outside of its annual grant period for new hires, promotions, recognition, retention or other purposes.

The Company did not make any grants of the Company’s equity during the period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q, 10-K or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information to named executive officers during fiscal year 2025.

Equity Compensation Plan Information

The following table sets forth our issuance of awards under our former and existing equity compensation plans, the 2014 Omnibus Incentive Plan, the 2021 Omnibus Incentive Plan and the 2025 Omnibus Incentive Plan, as of December 31, 2025:

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	451,250	$5.42	1,569,514
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	451,250	$5.42	1,569,514

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

Year (a)	Summary Compensation Table Total for Principal Executive Officer (“PEO”) (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”) (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs (4) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5) (f)	Net Income (Loss) (millions) (6) (h)
2025	$502,377	$433,777	$334,227	$291,352	$70.59	$(2.08)
2024	$657,424	$767,405	$446,436	$499,877	$220.86	$(2.75)
2023	$400,105	$346,193	$259,555	$191,429	$58.82	$(9.91)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Madhu (President and CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation - Summary Executive Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Madhu, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Madhu during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Madhu’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2025	$502,377	$(165,200)	$96,600	$433,777
2024	$657,424	$(42,000)	$151,981	$767,405
2023	$400,105	$(94,800)	$40,888	$346,193

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2025	$-	$-	$96,600	$-	$-	$-	$96,600
2024	$71,045	$-	$74,100	$6,836	$-	$-	$151,981
2023	$-	$(21,430)	$61,600	$718	$-	$-	$40,888

(3)	The Company has one other named executive officer, Mr. Timothy (Chief Financial Officer and Corporate Secretary), in the covered fiscal years.

(4)	The Company has one other named executive officer, Mr. Timothy (Chief Financial Officer and Corporate Secretary), in the covered fiscal years.

(5)	The cumulative Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2025 or 2024.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

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Description of Pay Versus Performance Relationships

The following graphs show the relationship between the compensation actually paid (“CAP”) for our PEO and our total shareholder return and net income (loss) over the prior three fiscal years ending December 31, 2025, 2024 and 2023, as reported in the tables above. Total shareholder return values are measured from December 31, 2023, based on an assumed fixed investment of $100.

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AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities relating to the general oversight of the Company’s financial reporting process. The Audit Committee conducts its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter.

The Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm, Hacker Johnson, is responsible for performing an independent audit of the Company’s financial statements.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2025 with management.

2.	The Audit Committee has discussed with Hacker Johnson, the Company’s independent auditors for the year ended December 31, 2025, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

3.	The Audit Committee has received the written disclosures and the letter from Hacker Johnson required by applicable requirements of the PCAOB regarding Hacker Johnson’s communications with the Audit Committee concerning independence, and has discussed with Hacker Johnson its independence.

4.	Based upon the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

THE AUDIT COMMITTEE

Arun Gowda, Chairman

Lesley Thompson

Dwight Merren

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INDEPENDENT PUBLIC ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2025 and 2024 as provided by Hacker, Johnson & Smith PA, our principal accountant:

	2025	2024
Audit Fees (a)	$78,500	$73,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	28,500	28,000
Total	$107,000	$101,000

(a)	Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements included in our quarterly reports on Form 10-Q. All other fees represent fees billed for professional services rendered by Hacker, Johnson & Smith PA in providing comfort letters to the Company’s underwriter on its ATM quarterly bringdown due diligence, as well as the audits of SurancePlus Holdings Ltd. The above fees are exclusive of audit fees of $40,000 (2024: $35,000) paid / payable for the statutory audit of the company’s reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS, conducted by RSM Cayman Ltd.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee charter includes our policy regarding the approval of audit and non-audit services performed by our independent auditors. The Audit Committee is responsible for retaining and evaluating the independent auditors’ qualifications, performance and independence. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Audit Committee may delegate this authority to a subcommittee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next meeting. Our Board approved all professional services provided to us by Hacker, Johnson & Smith PA and RSM Cayman Ltd. during 2025 and 2024.

Auditor Name: HACKER, JOHNSON & SMITH PA

Auditor address: Tampa, Florida

PCAOB ID: #400

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of April 15, 2026 by:

●	each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares,

●	each of our directors and NEOs, and

●	all directors and executive officers as a group.

The percentages of ordinary shares beneficially owned are based on the 8,101,374 ordinary shares outstanding as of April 15, 2026. Information with respect to beneficial ownership has been furnished by each director, executive officer and beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to the securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of April 15, 2026 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in care of Oxbridge Re Holdings Limited, at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands.

	Beneficially Owned at
	April 15, 2026
Name of Beneficial Owners	Number of Ordinary Shares		Percent
5% Shareholders:

Allan Martin	964,422	(1)	11.15%

Named Executive Officers and Directors:
Jay Madhu	926,178	(2)	10.86%
Wrendon Timothy	282,530	(3)	3.44%
Dwight Merren	59,496		***
Lesley Thompson	75,496		***
Arun Gowda	59,496		***
All Executive Officers and Directors as a Group (5 persons)	1,403,196		16.25%

*** Indicates less than 1%

(1)	Includes 173,319 ordinary shares held by Allan Martin and 67,312 ordinary shares held by Allan Martin and his wife, Marie Martin, jointly; 83,300 ordinary shares issuable upon the exercise of warrants held by Allan Martin and 175,998 ordinary shares issuable upon the exercise of warrants held by Allan Martin and his wife, Marie Martin, jointly, that are currently exercisable; 68,770 ordinary shares held by Fleur de Lis Partners, LLLP, and 249,000 ordinary shares issuable upon the exercise of warrants held by Fleur de Lis Partners, LLLP that are currently exercisable. As the general partner of Fleur de Lis Partners, LLLP, Mr. Martin has voting and investment power over the ordinary shares and warrants held by that entity. The amount also includes 107,723 shares held by the Martin Family Foundation, Inc.; and 39,000 ordinary shares issuable upon the exercise of warrants held by the Martin Family Foundation, Inc. that are currently exercisable. Mr. Martin serves on Board of Directors of the Foundation.

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(2)	Includes 125,231 ordinary shares held by Universal Finance & Investments, L.C. and 203,768 ordinary shares issuable upon the exercise of warrants held by Universal Finance & Investments, L.C. that are currently exercisable. As the sole owner and manager of Universal Finance & Investments, L.C., Mr. Madhu has voting and investment power over the ordinary shares and warrants held by that entity. Also includes 372,179 ordinary shares held in Mr. Madhu’s name and 225,000 ordinary shares issuable upon the exercise of stock options held by Mr. Madhu that are currently exercisable.

(4)	Consists of 7,500 ordinary shares issuable upon the exercise of warrants held by Mr. Timothy, individually, that are currently exercisable; 180,030 ordinary shares held by Mr. Timothy, individually; and 95,000 ordinary shares issuable upon the exercise of stock options held by Mr. Timothy that are currently exercisable.

DELINQUENT SECTION 16(A) REPORTS

Based solely upon a review of Forms 3, 4 and 5 filed for the year ended December 31, 2025, we believe that all of our current directors, officers and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them. In addition, all such forms were timely filed, except as follows:

●	Wrendon Timothy filed a Form 4 reporting his changes in beneficial ownership late for transactions that occurred on February 14, 2025.
●	Sanjay Madhu filed a Form 4 reporting his changes in beneficial ownership late for transactions that occurred on February 14, 2025.
●	Dwight Lyndon Merren filed a Form 4 reporting his changes in beneficial ownership late for transactions that occurred on February 14, 2025.
●	Lesley Thompson filed a Form 4 reporting her changes in beneficial ownership late for transactions that occurred on February 14, 2025.
●	Arun Gowda filed a Form 4 reporting his changes in beneficial ownership late for transactions that occurred on February 14, 2025.
●	Jay Madhu filed a Form 4 reporting his changes in beneficial ownership late for transactions that occurred on May 22, 2025.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Securities and Exchange Commission rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving an amount that exceeds the lesser of $120,000 or one percent (1%) of the average of the company’s total assets as of the end of the last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s ordinary shares, or an immediate family member of any of those persons.

Reinsurance Contracts with Related Parties

EpsilonCat Re Tokens

During the year ended December 31, 2024, Mr. Jay Madhu, a director and officer of the Company and its subsidiaries, entered into subscription agreement to purchase a total of 9,245 Series Epsilon Cat Re tokens at a purchase price of $10.00 per token for aggregate gross proceeds of $92,447. Ownership of EpsilonCat Re tokenized reinsurance securities indirectly confers fractionalized interests in reinsurance contracts underwritten by Oxbridge Re NS for the 2025-2026 treaty year.

27

HCI and Tailrow Insurance exchange (“HCI”) Contract

During the year ended December 31, 2025, the Company entered into a reinsurance agreement with HCI, which is a related entity through common directorship. At December 31, 2025, included within premium receivable, deferred acquisition costs and unearned premiums on the consolidated balance sheets are amounts equal to $460,000, $47,000 and $430,000 respectively, relating to the reinsurance agreement with HCI. During the year ended December 31, 2025, included within assumed premiums, change in unearned premium reserve and policy acquisition costs and underwriting expenses on the consolidated statements of operations are amounts equal to $1,033,000, $(430,000) and $66,000, respectively.

Policies for Approval or Ratification of Transactions with Related Persons

Our policy for approval or ratification of transactions with related persons is for those transactions to be reviewed and approved by the Audit Committee. That policy is set forth in the Audit Committee Charter. Our practice is that such transactions are approved by a majority of disinterested directors. The policy sets forth no standards for approval. Directors apply their own individual judgment and discretion in deciding such matters.

OTHER MATTERS

Neither the Board nor management intends to bring before the Meeting any business other than the matters referred to in the Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any other business should come properly before the Meeting, or any adjournment or postponement thereof, the proxy holders will vote on such matters at their discretion.

ADDITIONAL INFORMATION

Other Action at the Meeting

As of the date of this Proxy Statement, the Company has no knowledge of any business, other than as described herein and customary procedural matters, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, the persons named in the accompanying proxy may, but will not be obligated to, vote such proxy in accordance with their judgment on such business.

Shareholder Proposals for the Annual General Meeting of Shareholders in 2027

Pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals must be received in writing by the Secretary of the Company no later than 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the Company’s previous year’s annual general meeting of shareholders and must comply with the requirements of Cayman Islands corporate law and the Articles in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the annual general meeting of shareholders in 2027. Shareholder proposals received by January 1, 2027 would be considered timely for inclusion in the proxy statement relating to the 2027 annual general meeting of shareholders. Any shareholder proposal for the annual general meeting of shareholders in 2027, which is submitted outside the processes of Rule 14a-8, shall be considered untimely.

Under our Articles, the Board shall call an extraordinary general meeting upon receipt of signed “Members’ requisition” by shareholders holding more than 66.66% in par value of the issued shares which as of that date carry the right to vote at an extraordinary general meeting of the Company. Such Members’ requisition must also contain the proposal to be considered at (i.e. objects of) the meeting and must be signed by the requisitionists and deposited at the registered office of the Company. If the Board does not, within twenty-one days from the date of the deposit of the Members’ requisition, duly proceed to convene an extraordinary general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all the requisitionists, may themselves convene an extraordinary general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period. Any extraordinary general meeting convened by the requisitionists shall be convened in the same manner as nearly possible as that in which extraordinary general meetings are convened by the Board.

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Delivery of Documents to Shareholders Sharing an Address

Some companies, brokers, banks, and other holders of record may employ procedures, approved by the SEC, known as “householding.” Householding, which reduces costs associated with duplicate printings and mailings, means that we will send only one copy of our proxy materials to shareholders who share the same address. Shareholders sharing the same address will continue to receive separate proxy cards.

If you own ordinary shares and would like to receive additional copies of our proxy materials, you may submit a request to us by: (i) mailing a request in writing to our Secretary at Suite 201, 42 Edward Street, P.O. Box 469, Grand Cayman, KY1-9006, Cayman Islands, or (ii) calling us at 1-345-749-7570, and we will promptly mail the requested copies to you. If you own ordinary shares in your own name and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact Broadridge Corporate Issuer Solutions at 1-877-830-4936. If you beneficially own ordinary shares and you want to receive separate copies of the proxy materials in the future, or if you receive multiple copies and want to receive only one copy, contact your bank, broker or other holder of record.

Costs of Solicitation

The entire cost of this proxy solicitation will be borne by the Company, including expenses in connection with preparing, assembling, printing and mailing proxy solicitation materials. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile, electronic communication, in person or via the Internet, although no compensation will be paid for such solicitation.

By Order of the Board of Directors,

/s/ Jay Madhu
Chief Executive Officer
April 28, 2026
Grand Cayman, Cayman Islands

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BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
PO BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Sanjay Madhu	☐	☐	☐
1b. Dwight Merren	☐	☐	☐
1c. Arun Gowda	☐	☐	☐
1d. Wrendon Timothy	☐	☐	☐
1e. Lesley Thompson	☐	☐	☐

NOTE: Authority is also given to vote on all other business that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000706496_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at http://www.oxbridgere.com/2026AGM.

OXBRIDGE RE HOLDINGS LIMITED
Annual General Meeting of Shareholders
June 12, 2026 12:00 PM
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Sanjay Madhu and Wrendon Timothy, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OXBRIDGE RE HOLDINGS LIMITED that the shareholders are entitled to vote at the Annual General Meeting of Shareholders to be held at 12:00 PM (local time) on June 12, 2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000706496_2 R2.09.05.010

Continued and to be signed on reverse side